Exhibit 99.1

NextNav Inc. Reports Second Quarter 2026 Results and Operational Highlights

RESTON, VA., August 11, 2026 -- NextNav Inc. (NASDAQ: NN) a leader in next generation positioning, navigation, and timing (PNT) and 3D geolocation, today reported its financial results and operational updates for the quarter ended June 30, 2026.

“We are pleased to have strengthened our position across every dimension of our business, from our balance sheet and strategic partnerships to our regulatory engagement and technology validation,” said Mariam Sorond, CEO of NextNav. “We continue to work constructively through the FCC and interagency process while demonstrating the real-world capabilities of our terrestrial 5G-powered 3D PNT solution. Our conviction remains unchanged that NextNav can play a critical role in enabling a resilient, future-proof complement and backup to GPS. We have full trust in an FCC process that has, time and time again, successfully resolved spectrum matters through a transparent, engineering-driven process.”

Operational Highlights

•         Today, NextNav is pleased to announce Tiami Networks as a sensing ecosystem partner supporting the development of 900 MHz 5G-PRS-based counter-UAS detection solutions for homeland security and critical infrastructure applications. This partnership further advances NextNav’s wide-area sensing capabilities for counter-UAS detection.

•         On July 29, 2026, NextNav announced a partnership with Safran Electronics & Defense, an important milestone that enables NextNav to demonstrate the potential of our terrestrial 5G-powered PNT solution in real-world operating environments and validate its role within future resilient PNT ecosystems. The collaboration will integrate and demonstrate interoperability between NextNav’s terrestrial 5G PNT Network and Safran’s navigation and timing receivers. Details can be found here.

•         On June 10, 2026, NextNav announced it has joined GSMA and industry partners in an industry-first call to action to collaborate in the drone ecosystem for safe, trusted, scalable drone operations in expanding market. Details can be found here.

•         On May 19, 2026, NextNav announced real-world field validation of timing accuracy of approximately 20 nanoseconds (billionths of a second), demonstrating how NextNav’s planned 5G-powered 3D PNT solution can deliver timing information to serve critical infrastructure needs. Details can be found here.

Financial Highlights

•         Balance Sheet: As of June 30, 2026, the Company held approximately $228.8 million in cash, cash equivalents, and marketable securities. In addition, approximately $69.3 million of warrant exercise proceeds were recorded as other current assets as of June 30, 2026, which were subsequently collected in on July 1, 2026, resulting in total available liquidity of approximately $298 million.

•         On May 27, 2026, NextNav announced the redemption of all outstanding Public Warrants, with the redemption completed on June 26, 2026. Holders exercised approximately 14.8 million warrants for cash at the contractual exercise price of $11.50 per warrant, generating approximately $169.5 million of gross proceeds. The remaining 318 thousand warrants were redeemed for $0.01 per warrant, eliminating the public warrant overhang.

•         On June 15, 2026, the Company exercised its optional redemption right under the indenture governing its $190 million 5.00% Senior Secured Convertible Notes due 2028. Prior to the June 25, 2026 redemption date, all noteholders elected to convert their outstanding notes and unpaid accrued interest into approximately 15.2 million shares of common stock, resulting in no cash redemption and eliminating all outstanding convertible debt and related derivative liabilities as of June 30, 2026.

Conference Call Information

NextNav will host a conference call for analysts and investors at 5:00 pm ET on Tuesday, August 11, 2026.

Registration for the conference call can be completed by visiting the following website prior to, or on the day of, the conference call: https://events.q4inc.com/attendee/857071314. After registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast.

To access the live webcast or a replay, visit the Company’s investor relations website at https://ir.nextnav.com/.

To receive replay details, please register through the link above. After registering for replay details, each participant will be provided with call details and access codes to listen to the call playback.

About NextNav Inc.

NextNav Inc. (Nasdaq: NN) is a leader in next-generation 3D Positioning, Navigation, and Timing (PNT) solutions. As the nation’s largest license holder in a spectrum band expressly designated for terrestrial positioning services, NextNav is uniquely positioned to enable a widescale terrestrial complement and backup to GPS. Leveraging licensed low-band spectrum and the global 5G ecosystem, NextNav is focused on delivering an accurate, reliable, and resilient 3D PNT solution to protect national security, public safety, and the economy. Learn more at www.nextnav.com.

For more information, please visit https://nextnav.com/ or follow NextNav on X at https://x.com/NextNav or LinkedIn at https://www.linkedin.com/company/nextnav/.

Source: NextNav

Contact:
Sloane & Company
nextnav@sloanepr.com

Forward-Looking Statements

This press release contains “forward‑looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward‑looking statements can be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of NextNav’s management and are not predictions of actual performance.

These forward‑looking statements are subject to a number of risks and uncertainties, including, but not limited to, the following factors: the failure to realize the anticipated benefits of, or achieve commercial acceptance for, NextNav’s technology across targeted industries (including public safety and mobility); difficulties, delays, or unforeseen challenges in the development, deployment, operation, or integration of NextNav’s network, assets, software, or other technologies, including its next‑generation terrestrial 3D PNT technology; adverse regulatory developments, including action or inaction by the Federal Communications Commission (“FCC”) or other federal or state governmental authorities affecting spectrum allocation, location‑based services, the use of licensed spectrum, or E911 or related requirements; the outcome and timing of NextNav’s pending petition for rulemaking before the FCC and the possibility that the FCC may not issue a notice of proposed rulemaking (“NPRM”), may delay or decline to adopt a subsequent report and order (“R&O”), or may adopt rules that differ materially from those sought by NextNav; opposition to NextNav’s regulatory efforts from third parties; legislative or executive branch actions, including appropriations or other measures, that could limit, condition, delay, or prevent FCC action; interagency review and coordination processes that may identify issues, impose conditions, require modifications to NextNav’s proposals, or result in additional delays or a decision not to proceed with rulemaking; and NextNav’s ability to execute its business plan, including entering into and maintaining strategic partnerships, managing growth, and achieving or sustaining profitability.

These factors are not exhaustive. Additional risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward‑looking statements are described in NextNav’s filings with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” section of NextNav’s most recent Annual Report on Form 10‑K and subsequent Quarterly Reports on Form 10‑Q. If any of these risks materialize, or if NextNav’s assumptions prove incorrect, actual results could differ materially from those contemplated by the forward‑looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date they are made. Except as required by law, NextNav undertakes no obligation to publicly update or revise any forward‑looking statements to reflect subsequent events or circumstances.

 NextNav Inc.

CONDENSED Consolidated Balance Sheets

(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30, 2026 (unaudited)	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$77,715	$44,757
Short term investments	151,122	107,381
Accounts receivable	2,109	2,346
Other current assets	72,866	2,927
Total current assets	$303,812	$157,411
Property and equipment, net of accumulated depreciation of $17,756 and $16,458 at June 30, 2026 and December 31, 2025, respectively	10,510	11,763
Operating lease right-of-use assets	12,867	14,856
Goodwill	18,580	19,161
Intangible assets, net	41,772	42,167
Other assets	1,510	1,661
Total assets	$389,051	$247,019

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$958	$661
Accrued expenses and other current liabilities	7,971	8,560
Operating lease current liabilities	2,386	2,673
Deferred revenue	537	491
Total current liabilities	$11,852	$12,385
Warrants	29,116	33,167
Operating lease noncurrent liabilities	10,777	12,337
Other long-term liabilities	2,806	1,776
Long-term debt, net	—	273,589
Total liabilities	$54,551	$333,254

Stockholders’ equity:
Common stock, authorized 500,000,000 shares; 167,130,020 and 135,504,497 shares issued and 166,997,792 and 135,372,269 shares outstanding at June 30, 2026 and December 31, 2025, respectively	18	15
Additional paid-in capital	1,428,059	961,991
Accumulated other comprehensive income	2,851	3,811
Accumulated deficit	(1,095,735)	(1,051,359)
Common stock in treasury, at cost; 132,228 shares at both June 30, 2026 and December 31, 2025	(693)	(693)
Total stockholders’ equity (deficit)	$334,500	$(86,235)
Total liabilities and stockholders’ equity	$389,051	$247,019

NextNav INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$1,150	$1,202	$2,145	$2,741
Operating expenses:
Cost of goods sold (exclusive of depreciation and amortization)	2,055	2,035	4,177	4,568
Research and development	5,463	4,824	11,404	8,862
Selling, general and administrative	12,561	10,233	23,302	20,753
Depreciation and amortization	1,320	1,350	2,854	2,802
Total operating expenses	$21,399	$18,442	$41,737	$36,985
Operating loss	$(20,249)	$(17,240)	$(39,592)	$(34,244)
Other income (expense):
Interest expense, net	(3,080)	(3,020)	(6,993)	(5,758)
Debt extinguishment gain (loss)	21,429	—	21,429	(14,434)
Change in fair value of warrants	(3,297)	(8,836)	133	(2,795)
Change in fair value of derivative liability	(28,434)	(30,658)	(19,259)	(55,181)
Other income (loss), net	(64)	(3,399)	22	(9,262)
Loss before income taxes	$(33,695)	$(63,153)	$(44,260)	$(121,674)
Provision for income taxes	(60)	(42)	(116)	(100)
Net loss	$(33,755)	$(63,195)	$(44,376)	$(121,774)
Foreign currency translation adjustment	(183)	2,149	(960)	3,141
Comprehensive loss	$(33,938)	$(61,046)	$(45,336)	$(118,633)
Net loss	(33,755)	(63,195)	(44,376)	(121,774)
Net loss attributable to common stockholders – basic	$(33,755)	$(63,195)	$(44,376)	$(121,774)
Net loss attributable to common stockholders – diluted	(33,755)	(63,195)	(45,633)	(121,774)
Weighted average of shares outstanding – basic	141,629	132,318	138,495	131,509
Weighted average of shares outstanding – diluted	141,629	132,318	139,800	131,509
Net loss attributable to common stockholders per share – basic	$(0.24)	$(0.48)	$(0.32)	$(0.93)
Net loss attributable to common stockholders per share – diluted	$(0.24)	$(0.48)	$(0.33)	$(0.93)

 NextNav INC.

CONDENSED Consolidated Statements of Cash Flows

(UNAUDITED)

(IN THOUSANDS)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net loss	$(44,376)	$(121,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,854	2,802
Equity-based compensation	10,974	7,974
Change in fair value of warrants	(133)	2,795
Debt extinguishment (gain) loss	(21,429)	13,734
Issuance of common warrants	—	9,006
Change in fair value of derivative liability	19,259	55,181
Realized and unrealized gain on short term investments	(1,991)	(1,160)
Equity method investment loss	137	74
Asset retirement obligation accretion	100	52
Amortization of debt discount	5,207	4,275
Changes in operating assets and liabilities:
Accounts receivable	237	1,064
Other current assets	(614)	(918)
Other assets	9	67
Accounts payable	297	752
Deferred revenue	46	65
Accrued expenses and other liabilities	1,256	(120)
Operating lease right-of-use assets and liabilities	146	428
Net cash used in operating activities	$(28,021)	$(25,703)

Investing activities
Purchases of network assets, property, and equipment	(15)	(57)
Purchase of internal use software	(315)	(200)
Purchase of marketable securities	(210,751)	(132,141)
Sale and maturity of marketable securities	169,000	56,900
Net cash used in investing activities	$(42,081)	$(75,498)

Financing activities
Proceeds from 2028 senior convertible notes	—	190,000
Repayment of 2026 senior secured notes	—	(70,000)
Payments towards debt issuance cost	—	(1,517)
Payments towards debt	(50)	(56)
Proceeds from exercise of common warrants	100,305	582
Proceeds from exercise of common stock options	3,021	1,422
Net cash provided by financing activities	$103,276	$120,431
Effect of exchange rates on cash and cash equivalents	(216)	306
Net increase in cash and cash equivalents	32,958	19,536
Cash and cash equivalents at beginning of period	44,757	39,330
Cash and cash equivalents at end of period	$77,715	$58,866

Supplemental disclosures of cash information
Income taxes paid, net	$117	$90
Interest paid in cash	$4,731	$4,244
Supplemental disclosure of non-cash financing activity
Conversion of debt and accrued interest into common stock	$190,451	$—